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                                                                   EXHIBIT 23.2

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related prospectus pertaining to Key Employee Restricted Stock Purchase Grants and to the incorporation by reference therein of our report dated July 29, 1996, with respect to the consolidated financial statements and schedule of Platinum Software Corporation included in its Annual Report on Form 10-K for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG, LLP

Orange County, California
May 28, 1997